EXHIBIT 8


          April 21, 1995


          General Electric Capital Corporation
          260 Long Ridge Road
          Stamford, CT 06902

          Dear Sirs:

               You have requested my opinion regarding certain tax matters relating to the issuance by General Electric Capital Corporation (the "Company") of 3,500 shares of its Variable Cumulative Preferred Stock (the "Stock") in connection with the filing of a Registration Statement on Form S-3 relating to the Stock with the Securities and Exchange Commission (the "Registration Statement").

               I hereby (i) confirm my opinion under the caption "Tax Considerations" or any similar caption referring to United States taxation and (ii) consent to any reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                                            /s/ James M. Kalashian
                                        -----------------------------
                                        James M. Kalashian
                                        General Electric Capital Corporation
                                        General Tax Counsel